Exhibit 5



                [Letterhead of Silver, Freedman & Taff, L.L.P.]



                                April 15, 1999



Board of Directors
Bay View Capital Corporation
1840 Gateway Drive
San Mateo, California 94404

Members of the Board:

     We have acted as counsel to Bay View Capital Corporation (the "Corporation") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 217,687 shares of the Corporation's common stock, par value $0.01 per share (the "Common Stock") and $4,000,000 of general, unsecured deferred compensation obligations (the "Obligations") pursuant to the Bay View Capital Corporation Deferred Compensation Plan (the "Plan"). In this connection, we have reviewed the Plan, the Corporation's Certificate of Incorporation, its Bylaws, and resolutions of its Board of Directors.

     Based upon the foregoing, it is our opinion that the shares of Common Stock covered by the Registration Statement will, when and if issued and paid for in accordance with the Plan, be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation and the Obligations covered by the Registration Statement will, when and if issued under the terms of the Plan, be binding, general, unsecured obligations of the Company, except as may be limited by the terms of the Plan, the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be bought; and the effect of the laws of usury or other laws or equity principles relating to or limiting the interest rate payable on indebtedness.

     We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                              /s/ Silver, Freedman & Taff, L.L.P.
                              SILVER, FREEDMAN & TAFF, L.L.P.